Exhibit 99.1

Theravance Announces Positive Phase 2 Clinical Results in the

MABA Respiratory Program for the Treatment of COPD

Theravance Earns $10 million Proof-of-Concept Milestone Under

Strategic Alliance Agreement with GSK

SOUTH SAN FRANCISCO, CA/July 14, 2008 – Theravance, Inc. (NASDAQ: THRX) announced today the positive results from a Phase 2 study of the lead investigational compound GSK961081 (‘081) in the inhaled bifunctional muscarinic antagonist-beta2 agonist (MABA) program. The MABA program was licensed to GlaxoSmithKline (GSK) in 2005 under the terms of the companies’ Strategic Alliance Agreement as a potential treatment for patients with chronic obstructive pulmonary disease (COPD). The successful achievement of proof-of-concept in the MABA Phase 2 clinical study triggers a milestone payment of $10 million from GSK.

“We are very encouraged by the results of this study,” said Rick Winningham, Chief Executive Officer of Theravance.  “‘081 is the first compound studied in COPD patients that combines the activity of both a beta2 agonist and a muscarinic antagonist in a single small molecule. We believe that this compound may provide a new monotherapy treatment option for the increasing number of patients living with COPD, or potentially as combination therapy with an anti-inflammatory medication.”

GSK961081 is being investigated as an inhaled multivalent bifunctional bronchodilator that is a single small molecule functioning both as a muscarinic antagonist and a beta2 receptor agonist. This compound was discovered by Theravance through the application of multivalent design in a discovery program dedicated to finding new medicines for respiratory diseases such as COPD and asthma.  ‘081 is under development by GSK and Theravance as a potential treatment for patients with COPD.

In the recently completed Phase 2 study, both doses of ‘081 (400 mcg and 1,200 mcg) administered once daily demonstrated 24-hour bronchodilation on day 14 that was statistically greater than placebo and comparable to a combination therapy active control of salmeterol (50 mcg) dosed twice daily plus tiotropium (18 mcg) dosed once daily. At 24 hours on day 14 of treatment, 400 and 1,200 mcg doses of ‘081 produced placebo-adjusted, dose-dependent mean changes in FEV1 (forced expiratory volume in one second) of 115 mL (p=0.013) and 168 mL (p<0.001), respectively, while the active control of salmeterol plus tiotropium showed a change of 103 mL (p=0.009). This study was not powered to compare the results of salmeterol plus tiotropium control. Both the time to peak effect and the maximum bronchodilation of ‘081 at both doses were numerically better than salmeterol plus tiotropium control.

GSK961081 was generally well tolerated throughout the 14-day study. Adverse events occurred at a similar rate in the treatment and control groups, except for a low incidence of dry mouth (N=1/32) and tremor (N=2/32) in the high-dose ‘081 treatment group and a low incidence of abnormal taste at both doses. Adverse events were generally mild or moderate, with the most common adverse events being headache and dizziness, which were seen with similar frequency in the placebo and active control arms. There were no serious adverse events reported in the study.

Study Design

The Phase 2 clinical study was a randomized, crossover, incomplete block, double-blind, double-dummy, placebo- and active-controlled study designed to evaluate the safety and efficacy of ‘081 (400 mcg and 1,200 mcg) administered once daily for 14 days in a dry powder inhaler. A total of 50 patients with COPD of moderate severity were randomized to receive ‘081 dosed once daily, the combination of salmeterol dosed twice daily plus tiotropium dosed once daily, or placebo. The primary endpoint of this study was mean change in FEV1 for ‘081 or salmeterol plus tiotropium-treated patients compared to placebo.

Conference Call and Webcast Information

The company has scheduled a conference call to discuss this announcement today at 5:00 p.m. Eastern Daylight Time. To participate in the live call by telephone, please dial 877-545-1489 from the U.S., or 719-325-4907 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company’s web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company’s web site for 30 days through August 13, 2008. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on July 28, 2008 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 5994317.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company’s key programs include:  telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program with GlaxoSmithKline plc, and the Gastrointestinal Motility Dysfunction program. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need.  For more information, please visit the company’s web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and expected timing of clinical studies and data from studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements regarding the enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading “Risk Factors”

contained in Item 1A of Theravance’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 8, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Michael W. Aguiar

Senior Vice President and Chief Financial Officer

650-808-4100

investor.relations@theravance.com